UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2014

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2014, the Compensation Committee of the Board of Directors of LSI Industries Inc. (the "Registrant") approved the Fiscal Year 2015 Named Executive Officer Incentive Compensation Plan (the "2015 Incentive Plan"). The 2015 Incentive Plan provides for cash bonus awards to the Company's named executive officers that are driven by the achievement of defined key performance indicators which reflect the Registrant's operating results.  A graduated scale of bonus potential stated as a percentage of base salary is identified  at indicated levels of achievement of key performance indicators. Ten percent of the bonus potential for a named executive officer is discretionary and to be determined by subjective measures. The 2015 Incentive Plan does not apply to Dennis W. Wells, the Registrant's Chief Executive Officer and President. The terms and conditions of Mr. Wells' incentive compensation are governed by his employment agreement. The foregoing summary of the 2015 Incentive Plan is qualified to the plan document filed as an exhibit herewith and incorporated by reference herein.

Item 9.01. – Financial Statements and Exhibits.
(d)	The following have been filed as exhibits to this Form 8-K:

Exhibit Number	Description
10.1	LSI Industries Inc. Fiscal Year 2015 Named Executive Officer Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY: /s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
December 8, 2014